Exhibit No. 21 (1)

SUBSIDIARIES OF THE REGISTRANT

Effective as of March 13, 2009

Name	Jurisdiction

American Biltrite (Canada) Ltd.	Canada
200 Bank Street
Sherbrooke, Quebec J1H 4K3
also doing business in Canada
as Produits American Biltrite Ltee

American Biltrite Far East, Inc.	Delaware
57 River Street
Wellesley Hills, Massachusetts 02481

Majestic Jewelry, Inc.	Delaware
57 River Street
Wellesley Hills, Massachusetts 02481

Ocean State Jewelry, Inc.	Rhode Island
57 River Street
Wellesley Hills, Massachusetts 02481

K&M Associates L.P.	Rhode Island
425 Dexter Street
Providence, Rhode Island 02907

Aimpar, Inc.	New York
57 River Street
Wellesley Hills, Massachusetts 02481

ABTRE, Inc.	Tennessee
57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.	Delaware
1400 Middlesex Street
Lowell, Massachusetts 01851

American Biltrite Intellectual Properties, Inc.	Delaware
103 Foulk Road, Suite 200
Wilmington, Delaware 19803

K & M Trading (H.K.) Limited	Hong Kong
20F Alexandra House
16-20 Chater Road
Central Hong Kong

Congoleum Corporation	Delaware
3500 Quakerbridge Road
Mercerville, New Jersey 08619

ABItalia, Inc.	Delaware
57 River Street
Wellesley Hills, Massachusetts 02481

Abimex, LLC	Delaware
57 River Street
Wellesley Hills, Massachusetts 02481

K&M Legendary Services, Inc.	Delaware
425 Dexter Street
Providence, Rhode Island 02907

425 Dexter Associates, L.P.	Rhode Island
425 Dexter Street
Providence, Rhode Island 02907